Exhibit 99.1

NEWS RELEASE
DST Systems, Inc. 333 West 11th Street Kansas City, MO 64105-1594 NYSE Symbol: DST	Contacts Media: Matthew Sherman / Nicholas Lamplough Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449 Investors: Jennifer Shotwell / Larry Miller Innisfree M&A Incorporated (212) 750-5833

FOR IMMEDIATE RELEASE – March 24, 2014

DST ENTERS INTO AGREEMENT WITH THE ARGYROS GROUP

KANSAS CITY, MO. – March 24, 2014 – DST Systems, Inc. (NYSE: DST) today announced that it has entered into an agreement with the Argyros Family Trust, together with certain affiliates (collectively, the "Argyros Group"), in connection with the Company's 2014 Annual Meeting of Shareholders.  Under the agreement, DST will nominate Lynn Dorsey Bleil and John W. Clark for election to the Board at the Company's Annual Meeting.  The Company also expects to  enter into a two-step process to help facilitate the disposition of a substantial portion of the Argyros Group's common stock ownership in DST (the "Argyros Disposition").

Board Nominations
Ms. Bleil recently retired as the leader of McKinsey & Company's West Coast Healthcare Practice and as a leader of the worldwide Healthcare Practice.  Mr. Clark has served as the Managing Member of Westar Capital Associates II, LLC, a firm founded by DST director Ambassador George L. Argyros, since 1995.  Upon the elections of Ms. Bleil and Mr. Clark, DST's Board will be comprised of eight directors, and the Company will have added five new independent directors in the past three years.

"The DST Board is committed to maintaining a group of highly qualified leaders and professionals across a range of disciplines, and we look forward to welcoming Lynn and John to our Board upon election," said Steve Hooley, President and Chief Executive Officer of DST Systems. "We believe Lynn and John will provide fresh perspectives as we continue to execute on our strategy, and we are confident that both candidates will help to advance our objectives and allow the Company to continue creating value for our shareholders."

The Company also announced today that Lawrence M. Higby, the Board's Lead Independent Director, will not stand for re-election to the Board and his term will expire at the Annual Meeting.  The Board will appoint a new Lead Independent Director following the 2014 Annual Meeting. As previously disclosed, Mr. Argyros, first elected as a director of the Company in 1998, is retiring and will not run for re-election.

Hooley added, "Larry has provided solid leadership and helped the Company to create significant value since his appointment in May 2011 and George has been a long-time supporter of the Company and its strategic initiatives. On behalf of the entire Board, we thank Larry and George for their dedicated years of service."

"We are pleased to have reached an agreement with DST regarding the future of our investment and participation in the Company," said Julia A. Argyros, Trustee of the Argyros Family Trust and Chief Executive Officer of HBI Financial, Inc. "Today, the Company has agreed to assist us with the orderly disposition of a portion of our shares as well as securing Board representation for John Clark, a long-time business partner. Our decision to reduce our stake in DST relates to a desire to diversify the portfolio of investments in the Argyros Family Trust. We look forward to continuing to work cooperatively with the Board and management."

The Argyros Disposition
In order to implement the Argyros Disposition, DST would, at the election of the Argyros Group and subject to the satisfaction of certain conditions (including execution of definitive agreements), help facilitate a registered, secondary common stock offering of $450 million (before any overallotment option) of DST common stock beneficially owned by the Argyros Group (the "Offering").  Concurrent with the closing of the Offering, DST would purchase $200 million of DST common stock beneficially owned by the Argyros Group and not sold in the Offering (the "Repurchase"). In the event that the Argyros Group has not consummated the Offering within nine months following the execution by DST and the Argyros Group of one or more definitive agreements, so long as the Company has complied with its obligations to the Argyros Group, DST would no longer have any obligation to help facilitate the Argyros Disposition. Additional terms of the Offering and the Repurchase will be set forth in definitive agreements to be finalized by DST and the Argyros Group and filed with the Securities and Exchange Commission (SEC).

DST noted that the Repurchase is separate from the existing $250 million share repurchase plan (the "Existing Plan") authorized by the Board on January 29, 2014. Consistent with the Company's execution of a prudent share repurchase strategy, DST may, from time to time, repurchase shares in the open market. The Company has not repurchased any shares under the Existing Plan and currently does not intend to repurchase any shares under the Existing Plan in the near term.

In connection with today's announcement, the Argyros Group has withdrawn its notice of nomination of director candidates to the DST Board and has agreed to vote its shares in favor of each of the Company's nominees at the 2014 Annual Meeting.  Furthermore, the Argyros Group has agreed to customary standstill provisions. In addition, Mr. Brent Law has agreed to resign from the DST Board under certain agreed upon circumstances, including the consummation of the Repurchase.  The complete agreement between DST and the Argyros Group will be filed in a Form 8-K with the Securities and Exchange Commission (SEC).

About Ms. Bleil
Ms. Bleil was the leader of McKinsey & Company's West Coast Healthcare Practice, and a leader of the Firm's worldwide Healthcare Practice.  She retired in December 2013 as a Senior Partner (Director) in the Southern California Office of McKinsey. During her more than 25 year career with McKinsey, she worked exclusively within the healthcare sector, advising senior management and boards of leading companies on corporate and business unit strategy, mergers and acquisitions/ integration, marketing & sales, public policy, and organization – across all segments of the healthcare value chain. Most recently, Ms. Bleil has worked with companies in the biotechnology/specialty pharma and medical device industries, focused on developing corporate strategies, go-to-market/reimbursement strategies, and organizational capabilities to address the rapidly changing payor/ provider landscape in the United States and globally.

About Mr. Clark
John W. Clark is currently the Managing Member of Westar Capital Associates II, LLC, a private investment firm where he has worked since 1995.  Before joining Westar, Mr. Clark served as the

President and Chief Executive Officer of Valentec International Corp. Earlier in his career, he was the Founder and Managing Partner of a CPA practice, Coyne and Clark, which grew substantially under his leadership and merged into a predecessor of Ernst & Young. In addition to his extensive background in management, Mr. Clark has served on multiple boards of directors, including for Amerigon, Inc., now renamed Gentherm, from 1996 to 2007.  Currently, he is a director on the board of Pacific Mercantile Bancorp, a bank, where he serves on the Audit Committee.

About DST Systems
DST Systems, Inc. is a leading provider of sophisticated information processing and servicing solutions to companies around the world. Through its global enterprise, DST delivers strategically unified transactions and business processing, data management, and customer communications solutions to the asset management, brokerage, retirement, and healthcare markets. Headquartered in Kansas City, MO., DST is a publicly-traded company on the New York Stock Exchange. For more information, visit www.dstsystems.com.

This press release is not an offer to sell nor a solicitation of any offer to buy any securities in any state or jurisdiction nor shall there be any sale of DST Systems' securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any jurisdiction.  DST Systems' securities may not be offered or sold in the United States absent registration under or any exemption from the registration requirements of the Securities Act of 1933, as amended.  Any public offering of DST Systems' securities to be made in the United States will be made only by means a registration statement that is filed with and declared effective by the Securities and Exchange Commission.

The information and comments in this press release may include forward-looking statements respecting DST, its businesses, the Offering and the Repurchase. Such information and comments are based on DST's views as of today, and actual actions or results could differ. There could be a number of factors, risks, uncertainties or contingencies that could affect future  actions or results, including but not limited to those set forth in DST's periodic reports (Forms 10-K or 10-Q) filed  from time to time with the Securities and Exchange Commission. All such factors should be considered in evaluating any forward-looking statements. The Company undertakes no obligation to update any forward-looking statements in this press release to reflect future events. Brand, service or product names or marks in this press release are trademarks or service marks, registered or otherwise, of DST Systems, Inc., DST subsidiaries or affiliates, or third parties.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

DST intends to file a proxy statement with the SEC with respect to the 2014 Annual Meeting of Shareholders (the "2014 Annual Meeting").

SHAREHOLDERS OF DST ARE URGED TO READ THE PROXY STATEMENT, THE ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Shareholders will be able to obtain the proxy statement (including the proxy card), any amendments or supplements to that proxy statement and other documents filed by DST with the SEC free of charge at the SEC's website (www.sec.gov) or by directing a request to DST's Corporate Secretary at the address listed above or by calling Val Lake at (816) 435-8655.

DST and its directors, executive officers and other employees may be deemed to be participants in any solicitation of proxies from DST shareholders in connection with the matters to be considered at the 2014 Annual Meeting. Information about DST's directors and executive officers is available in DST's proxy statement, dated March 19, 2013, for its 2013 Annual Meeting of Shareholders. To the extent holdings of DST's securities have changed since the amounts printed in the 2013 proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Shareholders may obtain a free copy of any documents filed by DST with the SEC at the SEC's website (www.sec.gov) or by directing a request to DST's Corporate Secretary at the address listed above or by calling Val Lake at the telephone number set forth above. You may also make any such request by emailing Val Lake at vllake@dstsystems.com.